UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2016

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX	75013
(Address of principal executive offices)	(zip code)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Election of Directors.

Effective as of January 1, 2016, Peter Stein has been elected to the Board of Directors of PFSweb, Inc. (the “Company”) and the number of Directors has been increased to seven.

As more fully described in the Company’s Proxy Statement dated June 22, 2015, as a non-employee director, Mr. Stein is entitled to receive a quarterly retainer (“Retainer”) of $25,000 and an option (the “Option”) issued under the Company’s 2005 Employee Stock and Incentive Plan (the “Plan”) to purchase 30,000 shares of the Company’s common stock. Each quarterly Retainer is effected through the issuance of a Deferred Stock Unit (a “DSU”) under the Plan and represents the right to receive a number of shares of the Company’s Common Stock equal to the Retainer divided by the closing price of the Common Stock immediately preceding the DSU grant date. Shares are not issuable under the DSU until the Director no longer serves on the Board of Directors. Mr. Stein’s Option has an exercise price of $12.87 per share and is subject to a three year cumulative annual vesting schedule.

As of the date hereof, Mr. Stein has not been appointed to any committees of the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99	Press Release dated January 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2016

PFSweb, Inc.

	By:	/s/ Thomas J. Madden
	Name:	Thomas J. Madden
	Title:	Executive Vice President and Chief Financial and Accounting Officer